04/01/2022, 11:10 Regus

Regus

Renewal Agreement:

Agreement Date : 7 December 2021 **Confirmation No : R-2030978**

Business Centre Details

London - London Bridge

Client Details

Company Name	VERONA PHARMA PLC
Phone	+44 20 3223 4200
Email	paula.siu@veronapharma.com

Office Payment Details (exc.VAT and exc. services)

Office Number	Number of people	Price per Office
145A	6	£ 12,405.00
151	1	£ 3,652.00

Service Provision :

Start Date	1 March 2022	**End Date**	28 February 2023

All agreements end on the last calendar day of the month.

- An Activation fee of £ 35.00 per occupant will be payable. ℹ

Terms and Conditions

We are IW Group Services (UK) Limited, please click the link below for terms and conditions.

By signing our service Agreement, you agree to authorize Colliers International Rating UK LLP, as managing representative of IW Group Services (UK) Limited, to act on your behalf in connection with all business rates matters relating to IW Group Services (UK) Ltd managed property. This includes the payment of business rates and application of reliefs (including Small Business Rate Relief). Any business rates overpayments should be refunded to the payee 'IW Group Services (UK) Ltd' with all business rates correspondence sent C/O Rate Account Management, Colliers International, 50 George Street, London, W1U 7GA.

Download the house rules

https://serviceagreement.regus.com/ServiceAgreement.aspx?id=4717c5f6853dd453481216da462cc186&user=regus&term=12&mostRecentVersi… 1/1